EXHIBIT 23.1



PRICEWATERHOUSE COOPERS

                                 Pricewaterhouse Coopers LLP
                                 1301 Avenue of the Americas
                                     New York, NY 10019-6013
                                    Telephone (212) 259-1000
                                    Facsimile (212) 259-1301

             CONSENT OF INDEPENDENT ACCOUNTANTS
             -----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2001, except for the first paragraph of note 2, which is as of February 21, 2001 relating to the financial statements and financial statement schedule, which appears in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
December 20, 2001